EXHIBIT 10.2

WAREHOUSE LEASE

1707 NORTH RANDALL ROAD

ELGIN, ILLINOIS

DATE: April 15, 2005

EXHIBITS

EXHIBIT A	PLAN OF PREMISES

EXHIBIT B	BUILDING RULES AND REGULATIONS

iv

WAREHOUSE LEASE

     THIS WAREHOUSE LEASE, made as of April 15, 2005, between JOHN B. SANFILIPPO & SON, INC., a Delaware corporation (“Landlord”) and PANASONIC CORPORATION OF NORTH AMERICA, a Delaware corporation (“Tenant”).

     WITNESSETH THAT, in consideration of the covenants and agreements hereinafter set forth, Landlord hereby lets to Tenant and Tenant hereby leases from Landlord the Premises described herein, on the following terms and conditions contained in this Lease:

INTRODUCTORY ARTICLE:
BASIC LEASE PROVISIONS
AND ENUMERATION OF EXHIBITS

     A. Basic Lease Provisions. The provisions of this Introductory Article are intended to be in outline form and are addressed in detail in other Articles of this Lease.

LEASE TERM (Also see Article 1): Premises A: Eight (8) months

Premises B: Five (5) months and fifteen (15) days

COMMENCEMENT DATE (Also see Article 1): April 15, 2005

TERMINATION DATE (Also see Article 1): For Premises A, November 17, 2005; for Premises B, September 1, 2005

RENTABLE SQUARE FOOTAGE: approximately 75,000 square feet (hereinafter referred to as “Premises A” and depicted on Exhibit A); approximately 578,302 square feet (hereinafter referred to as “Premises B” and depicted on Exhibit A; Premises A and Premises B are collectively referred to herein as the “Premises”)

     RENT (Also see Article 2):

	Rate	Annualized	Monthly Installment
Period	PSF	Rent	of Rent
Commencement Date -	$6.90	$3,990,283.80	$332,523.65
Premises B Termination Date

Premises B Termination	$6.90	$517,500.00	$43,125.00
Date — Premises A Termination Date

     (The rental amount set forth above shall be hereinafter referred to as “Rent”.)

     ADDITIONAL BROKER (Also see Article 32): Paine Wetzel Associates, Inc.

     B. Enumeration of Exhibits. The following exhibits and schedules are attached hereto and incorporated herein by this reference, as though set forth in full herein:

EXHIBIT A	Plan of Premises.

EXHIBIT B	Rules and Regulations

SCHEDULE I	Removable Equipment

ARTICLE 1

DEMISED PREMISES; TERM

     Landlord does hereby demise and lease to Tenant, and Tenant hereby accepts, those certain spaces as shown on the plan attached hereto and made a part hereof as Exhibit A, located in the warehouse building known as 1707 North Randall Road (the “Building”), situated on certain property (including all easements appurtenant thereto) in Elgin, Illinois (the “Property”) for a term commencing on the 15th day of April, 2005 and ending on the 1st day of September, 2005 (the “Premises B Term”) as to Premises B and on the 17th day of November, 2005 (the “Premises A Term”, and, together with the Premises B Term sometimes referred to collectively as the “Term”), unless sooner terminated as provided herein, subject to the terms, covenants, and agreements herein contained.

     Landlord agrees and acknowledges that the gate at the access to the Property from Fox Lane shall not be removed, and shall continue to be operative as currently installed, during the Term; however, the operation of the gate and guardhouse shall be subject to the reasonable rules and regulations of Landlord, so long as such rules and regulations shall not prohibit access by Tenant or its agents to the Premises.

     Notwithstanding anything set forth herein to the contrary, Tenant shall have the right to terminate the Premises A Term and/or the Premises B Term, and Tenant’s obligations hereunder with respect thereto, at any time upon ten (10) days prior written notice to Landlord. Notwithstanding the foregoing, the effective date of Tenant’s termination of either Premises A Term or the Premises B Term, after delivery of a ten (10) day termination notice, shall not be earlier than the expiration of the ten (10) days plus one (1) full month of both the Premises A Term and the Premises B Term.

ARTICLE 2

RENT

     Tenant shall pay to Landlord or Landlord’s agent at the office of Landlord or at such other place as Landlord may from time to time designate, monthly Rent in the amount set forth in the Introductory Article, payable in advance on the first day of each and every calendar month during the Term. If the Term commences on a day other than the first day of a calendar month, or ends on a day other than the last day of a calendar month, then the Rent for such fractional month shall be prorated on the basis of 1/365th of the annual Rent for each day of such fractional month. Rent shall be payable without any prior notice or demand therefor and without any deductions or set-offs whatsoever, except as expressly set forth herein. The obligation for the timely and full payment of Rent is independent of all the obligations of Landlord under this Lease, and no offset, deduction or setoff shall be allowed or permitted unless otherwise specifically provided for in this Lease.

ARTICLE 3

INTENTIONALLY DELETED

ARTICLE 4

USE

     (A) Tenant may use and occupy the Premises for general office and warehouse use and such other uses as are conducted thereon as of the date hereof. Tenant may also use the Premises for any other lawful purposes similar to those stated above with the prior written consent of Landlord. Tenant shall not use or permit upon the Premises anything that will invalidate any policies of insurance now or hereafter carried on the Building, materially impair the value of the Building and Premises or any part thereof or materially increase the dangers, or pose unreasonable risk of harm, to third parties (on or off of the Premises) arising from activities thereon. Tenant will pay all extra insurance premiums which may be caused by the use which Tenant shall make of the Premises.

Tenant will not in any manner deface or injure the Building or any part thereof or overload the floors of the Premises. Tenant will not do anything or permit anything to be done upon the Premises in any way tending to create a public or private nuisance, or tending to disturb any other tenant in the Building or the occupants of neighboring property or tending to injure the reputation of the Building or commit waste thereon. Tenant will promptly and fully comply with all governmental, health and police requirements and regulations respecting its use of the Premises. Tenant will not use the Premises for lodging or sleeping purposes or for any immoral or illegal purposes. Tenant shall not conduct nor permit to be conducted on the Premises any business which is contrary to any of the laws of the United States of America or of the State of Illinois or which is contrary to the ordinances of the City of Elgin. Tenant shall not at any time manufacture, sell, or give away, and shall not at any time permit the manufacture, sale, or gift of any spirituous, fermented, intoxicating or alcoholic liquors or controlled substances on the Premises, except that the foregoing shall not be deemed to prohibit the occasional use of alcoholic beverages for entertainment purposes, so long as Tenant has in full force and effect (and delivered to Landlord a certificate of insurance therefor) a policy of host liquor liability or dram-shop insurance in form and amounts at all times reasonably satisfactory to Landlord. Tenant shall not at any time sell, purchase or give away, or permit the sale, purchase or gift of, food in any form on the Premises, except for coffee service and vending machines for its employees or as otherwise permitted by rules and regulations. The foregoing use prohibitions shall be deemed to apply to any subtenant or assignee of Tenant without requirement of further or additional notice.

     (B) Tenant agrees that it will not use, handle, generate, treat, store or dispose of, or permit the handling, generation, treatment, storage or disposal of any Hazardous Materials in, on, under, around or above the Premises now or at any future time during the Term of the Lease in violation of applicable laws and will indemnify, defend and save Landlord harmless from any and all actions, proceedings, claims, costs, expenses and losses of any kind, including, but not limited to, those arising from injury to any person, including death, damage to or loss of use or value of real or personal property, and costs of investigation and cleanup arising as a result of the use of Hazardous Materials on the Premises by Tenant or its subtenants and assigns during the Term hereof. The term “Hazardous Materials”, when used herein, shall include, but shall not be limited to, any substances, materials or wastes to the extent quantities thereof are regulated by the City of Elgin or any other local governmental authority, the State of Illinois, or the United States of America because of toxic, flammable, explosive, corrosive, reactive, radioactive or other properties that may be hazardous to human health or the environment, including asbestos and including any materials or substances that are listed in the United States Department of Transportation Hazardous Materials Table, as amended, 49 C.F.R. 172.101, or in the Comprehensive Environmental Response, Compensation and Liability Act, as amended, 42 U.S.C. subsections 9601 et seq., or the Resources Conservation and Recovery Act, as amended, 42 U.S.C. subsections 6901 et seq., or any other applicable governmental regulation imposing liability or standards of conduct concerning any hazardous, toxic or dangerous substances, waste or material, now or hereafter in effect. Tenant does hereby indemnify, defend and hold harmless the Landlord and its agents and their respective officers, directors, beneficiaries, shareholders, partners, agents and employees and Landlord’s lender or lenders holding a mortgage on the Property from all fines, suits, procedures, claims and actions of every kind, and all costs associated therewith (including reasonable attorneys’ and consultants’ fees) arising by, through or under Tenant, its agents, subtenants, assigns, employees, contractors, servants and invitees and out of or in any way connected with any deposit, spill, discharge or other release of Hazardous Materials that occurs during the Term of this Lease, at or from the Premises, or which arises at any time from

Tenant’s use or occupancy of the Premises, or from Tenant’s failure to provide all information, make all submissions, and take all steps required by all applicable governmental authorities. Landlord agrees and acknowledges that the foregoing indemnity by Tenant does not apply to any liability arising from the acts or omissions of Landlord or other Tenants or occupants of the Building or the agents or employees of any of the foregoing. Tenant’s obligations and liabilities under this paragraph shall survive the expiration of the Term of this Lease. Tenant acknowledges that it has had ample opportunity to inspect the Premises and perform any environmental assessments it considers appropriate to determine the environmental condition of the Premises, that Tenant has not relied on any representation of the Landlord regarding such condition, and that Tenant has consulted its own experts and independently satisfied itself regarding the environmental condition of the Premises.

ARTICLE 5

SERVICES

     Landlord shall provide, except as otherwise provided herein and subject to applicable government codes, rules, regulations, and guidelines applicable thereto, and further subject to Landlord’s inability to provide due to circumstances beyond Landlord’s reasonable control whether mandatory or voluntary, the following services:

     (A) Air-cooling and heat to provide a temperature condition consistent with similar buildings in the northwest suburban Chicago area, daily from 7:00 A.M. to 6:00 P.M. (Saturdays to 1:00 P.M.), Sundays and holidays excepted. Whenever heat-generating machines or equipment installed by Tenant affect the temperature otherwise maintained by Landlord in the Premises, Landlord shall be relieved of responsibility for maintaining the air conditioning standards applicable to the Building, and in such event Tenant shall (1) discontinue use of such heat-generating machines or equipment, or (2) install supplementary air conditioning units in the Premises, the cost, installation, operation and maintenance of which shall be paid by Tenant. Tenant agrees that at all times it will cooperate with Landlord and abide by all reasonable regulations and requirements which Landlord may prescribe for the proper functioning of the ventilating and air conditioning systems.

     (B) Water for drinking, lavatory and toilet purposes drawn through fixtures installed by the Landlord, or by Tenant with Landlord’s written consent, from regular Building supply at the prevailing temperature. Tenant shall pay Landlord at rates fixed by Landlord for water furnished for any other purpose. Tenant shall not waste or permit the waste of water.

     (C) Electrical service to the Premises. Tenant agrees that if it purchases any lamps, bulbs, ballasts and starters used in the Premises from anyone other than Landlord, all such items shall be of the same type as those used in the Building. Landlord agrees that it shall provide Tenant use of the existing supplemental electrical generator serving the Building reasonably adequate to operate life safety systems such as, but not limited to, emergency lighting and security/fire prevention controls, in the event standard electrical service to the Building becomes unavailable, but Tenant acknowledges and agrees that Landlord shall not be responsible for repairing, replacing or installing any new generator equipment except to the extent required to comply with any applicable ordinances, codes or government regulations.

     (D) Security service including, without limitation, key card or similar secured entry system at all times, with Tenant being responsible for the cost of any keys or identification cards necessary for Tenant’s use of such system in excess of four hundred fifty (450) keys or cards (including the keys or cards furnished to Tenant pursuant to the Office Lease (as hereinafter defined)).

     (E) Access to (1) the rooftop of the Building and such other parts thereof as may be necessary for the use, at Tenant’s sole cost and expense, of a satellite dish and/or antenna as currently located thereon, and (2) cabling and conduit now installed as may be reasonably necessary in connection with Tenant’s use and occupancy of the Premises, including, without limitation, such reasonable access to all of the foregoing as may be necessary for the repair, maintenance or replacement thereof by Tenant or its agents. Tenant hereby indemnifies and holds Landlord harmless for any and all work conducted pursuant to this subparagraph (E) and agrees to promptly repair the Building to the extent it is damaged by any such work. Tenant shall provide to Landlord the names of the contractors that it employs to conduct such work and shall provide any other information reasonably requested by Landlord including, but not limited to, insurance from the contractors naming Landlord an additional insured.

     (F) Life safety systems, telecommunications equipment and cabling, and natural gas distribution system, all as currently installed on the Building and the Property or upgraded by Landlord.

     (G) Such additional services on such terms and conditions as may be mutually agreed upon by Landlord and Tenant.

     So long as Landlord or any other entity operates a cafeteria, health club, conference center, central mail/package receiving room or other similar amenity on the Property for use by employees of Landlord or any affiliate of Landlord or other tenants of the Property, Landlord agrees that Tenant’s employees shall have full access to such facilities and, if a cost is charged therefor, at the lowest cost offered to any other users thereof. In the event Landlord elects not to operate a cafeteria on the Property, and if Tenant operates the cafeteria at Tenant’s sole cost and expense pursuant to that certain Office Lease dated April 15, 2005 by and between Landlord and Tenant (“Office Lease”), Tenant agrees that Landlord’s employees or any other tenant of the Property shall have full access to such facilities and, if a cost is charged therefor, at the lowest cost offered to any other users thereof.

     Tenant agrees that neither Landlord nor any company, firm, or individual operating, maintaining, repairing, managing or supervising the plant or facilities furnishing any of the above services, nor any of their respective agents or employees shall be liable to Tenant, or any of Tenant’s subtenants, assigns, employees, agents, customers or invitees or anyone claiming through, by or under Tenant, for any damages, injuries, losses, expenses, claims or causes of action, because of any interruption, diminution, delay or discontinuance at any time for any reason in the furnishing of any of the above services, except solely if caused by the gross negligence or recklessness of Landlord or its agents; nor shall any such interruption, diminution, delay or discontinuance relieve Tenant from full performance of Tenant’s obligations under this Lease. Notwithstanding the foregoing, in the event that any interruption or discontinuance is caused by the gross negligence or recklessness of Landlord or its agents and such interruption or discontinuance continues beyond ten (10) consecutive business days in the Premises, or any portion thereof, and on account of such interruption or disturbance the Premises becomes substantially untenantable, Rent shall abate proportionately for so long as Tenant remains unable to conduct its business in the Premises or such portion thereof. Landlord agrees to use reasonable efforts to restore any such interrupted or discontinued service as soon as reasonably practicable. Landlord shall not be responsible for any interruption or discontinuance described above caused by third parties (other than its agents as set forth above) or by an act of God.

ARTICLE 6

POSSESSION

     Landlord shall deliver possession of the Premises on the Commencement Date. If Tenant shall enter possession of all or any part of the Premises prior to the date fixed above for the first day of the Term, all of the covenants and conditions of this Lease shall be binding upon the parties hereto in respect of such possession the same as if the first day of the Term had been fixed as of the date when Tenant entered such possession except that Tenant shall not pay Rent for the period prior to the first day of the Term of this Lease.

ARTICLE 7

CONDITION OF PREMISES

     Tenant’s taking possession of any portion of the Premises shall be conclusive evidence as against Tenant that such portion of the Premises were in good order and satisfactory condition when the Tenant took possession. Tenant acknowledges that it owned the Building prior to the commencement of the Term of this Lease, that Tenant has had ample opportunity to inspect the Premises and perform any inspections or assessments it considers appropriate to determine the condition of the Premises, that Tenant has not relied on any representation of Landlord regarding such condition, that Tenant has consulted its own experts and independently satisfied itself regarding the condition of the Premises, and that Tenant has accepted the Premises “ AS-IS, WHERE-IS” with all faults. No promise of the Landlord to alter, remodel, repair or improve the Premises or the Building and no representations respecting the condition of the Premises or the Building have been made by Landlord to Tenant.

ARTICLE 8

REPAIRS

     Except as may otherwise be provided in Article 11 of this Lease, and subject to the provisions of Article 9 of this Lease, Tenant shall, at its sole cost and expense, keep the Premises in good order, repair and tenantable condition at all times during the Term, ordinary wear and tear excepted, provided, however, that Tenant shall not be required to repair or replace broken or damaged exterior window glass unless such replacement or repair is necessitated by the act, failure to act, or neglect of Tenant, its subtenants, assigns, servants, employees, agents, invitees or guests. If Tenant does not make such repairs and replacements as described above within a reasonable time, Landlord may, but need not, make such repairs and replacements and the costs paid or incurred by Landlord for such repairs and replacements (including Landlord’s overhead and profit, and the cost of general conditions) shall be deemed additional Rent reserved under this Lease due and payable within thirty (30) days after Tenant’s receipt of an itemized invoice and supporting documentation. Landlord may, but shall not be required so to do, enter the Premises at all reasonable times upon prior written notice to Tenant (except in the event of any emergency) to make any repairs, alterations, improvements or additions, including, but not limited to, ducts and all other facilities for heating and air conditioning service, as Landlord shall desire or deem necessary for the safety, maintenance, repair, preservation or improvement of the Building, or as Landlord may be required or requested to do by the City of Elgin or by the order or decree of any court or by any other proper authority.

     In the event Landlord or its agents or contractors shall elect or be required to make repairs, alterations, improvements or additions to the Premises or the Building, Landlord shall be allowed to take into and upon the Premises all material that may be required to make such repairs, alterations, improvements or additions and, during the continuance of any of said work, to temporarily close doors, entryways, public space and corridors in the Building and to interrupt or temporarily suspend any services and facilities without being deemed or held guilty of an eviction of Tenant or for damages to Tenant’s property, business or person, and the Rent reserved herein shall in no way abate while said repairs, alterations, improvements or additions are being made, and Tenant shall not be entitled to maintain any set-off or counterclaim for damages of any kind against Landlord by reason thereof. Landlord may, at its option, make all such repairs, alterations, improvements or additions in and about the Building and the Premises during ordinary business hours, but if Tenant desires to have the same done at any other time, Tenant shall pay for all overtime and additional expenses resulting therefrom. Landlord agrees to use all reasonable efforts to minimize any interference with Tenant’s business operations in the Premises and shall remain liable for its or its agents’ gross negligence.

ARTICLE 9

ALTERATIONS

     Tenant shall not, without the prior written consent of Landlord in each instance obtained, which consent shall not be unreasonably withheld, delayed or conditioned, make any repairs, replacements, alterations, improvements or additions to the Premises, provided, however, no such consent shall be required with respect to cosmetic alterations or any separate security system for the Premises installed by Tenant, in which case Tenant shall deliver to Landlord all system codes, contact information for the applicable security company, and a copy of any keys to such system. In the event Tenant desires to make any alterations, improvements or additions pursuant to this Article 9, or any repairs or replacements pursuant to Article 8 of this Lease, Tenant shall prior to commencing any such work:

     (a) In the event such work is structural or affects mechanical systems, submit to Landlord for review plans and specifications showing such work in reasonable detail;

     (b) Furnish Landlord with the names and addresses of all contractors and copies of all contracts with such contractors;

     (c) Furnish commercially reasonable certificates of insurance from all contractors performing such work evidencing commercial general liability, automobile liability, employer’s liability and worker’s compensation insurance, the last in statutory amounts; and

     (d) Provide Landlord with copies of all necessary permits evidencing compliance with all ordinances and regulations of the City of Elgin or any department or agency thereof, and with the requirements of all statutes and regulations of the State of Illinois or any department or agency thereof.

     Tenant hereby agrees to protect, defend, indemnify and hold Landlord, the Building and the Property harmless from and against any and all liabilities of every kind and description which may arise out of or in connection with such repairs, replacements, alterations, improvements or additions by Tenant or any subtenant or assign of Tenant.

     Upon completing any of such repairs, replacements, alterations, improvements or additions, Tenant shall furnish Landlord with contractors’ affidavits, sworn statements, full and final waivers of lien and receipted bills covering all labor and material expended and used and, in the event such work is structural or affects mechanical systems or is of a type for which such plans and specifications are customarily prepared, two (2) sets of final as-built plans and specifications. All repairs, replacements, alterations, improvements and additions shall comply with all reasonable insurance requirements and with all ordinances and regulations of the City of Elgin or any department or agency thereof and with the requirements of all statutes and regulations of the State of Illinois or of any department or agency thereof. All repairs, replacements, alterations, improvements and additions shall be constructed in a good and workmanlike manner and only good grades of material shall be used.

     Landlord agrees to inform Tenant at the time any such alterations are approved or, if such approval is not required, upon the request of Tenant, if such alterations will be required to be removed upon expiration or early termination hereof. All alterations, improvements, additions, repairs, or replacements, whether temporary or permanent in character, including, without limitation, wall coverings, carpeting and other floor coverings, special lighting installations, built-in or attached shelving, cabinetry, and mirrors, made by Landlord or Tenant in or upon the Premises and not required to the removed as aforesaid shall become Landlord’s property and shall remain upon the Premises at the termination of this Lease by lapse of time or otherwise without compensation to Tenant (excepting only Tenant’s movable office furniture, trade fixtures, office equipment and the equipment listed on Schedule I attached hereto).

ARTICLE 10

COVENANT AGAINST LIENS

     Nothing contained in this Lease shall authorize or empower Tenant to do any act which shall in any way encumber Landlord’s title to the Building, Property or Premises, nor in any way subject Landlord’s title to any claims by way of lien or encumbrance whether claimed by operation of law or by virtue of any expressed or implied contract of Tenant, and any claim to a lien upon the Building, Property or Premises arising from any act or omission of Tenant shall attach only against Tenant’s interest and shall in all respects be subordinate to Landlord’s title to the Building, Property and Premises. If Tenant has not removed or bonded over any such lien or encumbrance within thirty (30) days after written notice to Tenant by Landlord, Landlord may, but shall not be obligated to, pay the amount necessary to remove such lien or encumbrance, without being responsible for making any investigation as to the validity or accuracy thereof, and the amount so paid, together with all costs and expenses (including attorneys’ fees) incurred by Landlord in connection therewith, shall be deemed additional Rent reserved under this Lease due and payable within thirty (30) days after Tenant’s receipt of notice of such payment by Landlord and supporting documentation.

ARTICLE 11

DAMAGE OR DESTRUCTION BY FIRE OR CASUALTY

     (A) If the Premises or any part of the Building shall be damaged by fire or other casualty and if such damage does not render all or a substantial portion of the Premises or the Building untenantable, then, except as expressly hereinafter set forth, Landlord shall proceed to repair and restore the same to its prior existing condition with reasonable promptness, subject to reasonable delays for insurance adjustments and delays caused by matters beyond Landlord’s control. If any such damage renders all or a substantial portion of the Premises or the Building untenantable, Landlord or Tenant shall have the right to terminate this Lease by notice delivered to the other within thirty (30) days after such casualty. If neither party elects to terminate this Lease, Landlord shall proceed with reasonable promptness and all due diligence to repair and restore the Premises, subject to reasonable delays for insurance adjustments and delays caused by matters beyond Landlord’s control, and also subject to zoning laws and building codes then in effect. Landlord shall have no liability to Tenant so long as Landlord shall proceed with reasonable promptness and due diligence to complete the same. In addition to the foregoing, either Landlord or Tenant shall have the right to terminate this Lease if a material casualty damages the Premises during the last three (3) months of the Term, by delivering notice thereof to the other within ten (10) days after such casualty. Notwithstanding anything to the contrary herein set forth, Tenant shall not have the right to terminate this Lease pursuant to this Article 11 if the damage or destruction was caused by the intentional or negligent act of Tenant, its subtenants, assigns, agents or employees.

     (B) In the event any such fire or casualty damage not caused by the intentional or negligent act of Tenant, its agents or employees, renders the Premises substantially untenantable and Tenant is not occupying the Premises and if this Lease shall not be terminated pursuant to the foregoing provisions of this Article 11 by reason of such damage, then Rent shall abate during the period beginning with the date of such damage and ending with the date when Landlord substantially completes its repair and restoration work. Such abatement shall be in an amount bearing the same ratio to the total amount of Rent for such period as the portion of the Premises being repaired and restored by Landlord and not heretofore delivered to Tenant from time to time bears to the entire Premises. In the event of termination of this Lease pursuant to this Article 11, Rent shall be apportioned on a per diem basis and be paid to the date of such fire or other casualty.

     (C) In the event of any such fire or other casualty, and if this Lease is not terminated pursuant to the foregoing provisions of this Lease, Tenant shall repair and restore any portion of alterations, additions or improvements made by or on behalf of Tenant in the Premises.

ARTICLE 12

INSURANCE

     In consideration of the leasing of the Premises at the rental stated in Article 2, Landlord and Tenant agree to provide insurance and allocate the risk of loss as follows:

          (a) Tenant, at its sole cost and expense but for the mutual benefit of Landlord and Tenant (when used in this Article the term “Landlord” shall include Landlord and its officers, agents, servants and employees, lenders holding a mortgage on the Property and, if Landlord is succeeded by a land trust, its beneficiaries, and the term “Tenant” shall include Tenant and its officers, agents, servants and employees), shall purchase and keep and maintain in force and effect during the Term hereof, insurance under policies issued by insurers of recognized responsibility on its trade fixtures, merchandise, inventory, contents, furniture, equipment or other personal property located in the Premises protecting Landlord and Tenant from damage or other loss caused by fire or other casualty including, but not limited to, vandalism and malicious mischief, perils covered by all risk and extended coverage, theft, sprinkler leakage, water damage (however caused), explosion, malfunction or failure of heating and cooling or other apparatus, and other similar risks in amounts not less than the full insurable replacement value of such property. Such insurance shall provide that it is specific and not contributory and shall name the Landlord as an additional insured party and shall contain a replacement cost endorsement. Tenant shall deliver certificates of insurance evidencing such coverage upon execution hereof and thereafter not less than twenty (20) days prior to the expiration date of any such policy.

          (b) During the Term of this Lease, Tenant shall obtain and promptly pay all premiums for Commercial General Liability Insurance with broad form extended coverage including

Contractual Liability Insurance with respect to and against claims occurring upon in or about the Premises and the business operated by Tenant and any subtenant in the Premises with a minimum coverage of a combined single limit of $2,000,000.00, and all such policies and renewals thereof shall name the Landlord and the Tenant as insureds. All policies of insurance shall provide that the insurer shall endeavor to deliver to Landlord prior written notice of cancellation of said policies. On or before the Commencement Date of the term of this Lease, and thereafter not less than twenty (20) days prior to the expiration dates of said policy or policies, Tenant shall provide certificates of insurance evidencing coverages required by this Lease.

     All the insurance required under this Lease shall be issued by insurance companies authorized to do business in the State of Illinois with a financial rating of at least a A+ as rated in the most recent edition of Best’s Insurance Reports and in business for the past five years.

     Landlord agrees to purchase and keep in force and effect insurance on the Building against fire and such other risks as may be included in extended coverage insurance from time-to-time in the amount of the full insurable value of the Building including, without limitation, non-trade fixtures, wall and floor coverings, lighting fixtures and built-in cabinets and bookshelves. Such policies shall contain a replacement cost endorsement and a clause pursuant to which the insurance carriers waive all rights of subrogation against the Tenant with respect to losses payable under such policies, except for the amount of any deductible under such policies.

     By this section, Landlord and Tenant intend that the risk of loss or damage as described above be borne by responsible insurance carriers to the extent above provided, and Landlord and Tenant hereby release each other and agree to look solely to, and to seek recovery only from, their respective insurance carriers in the event of a loss of a type described above to the extent that such coverage is agreed to be provided hereunder. For this purpose, any applicable deductible amount shall be treated as though it were recoverable under such policies. Landlord and Tenant agree that applicable portions of all monies collected from such insurance shall be used toward the full compliance of the obligations of Landlord and Tenant under this Lease in connection with damage resulting from fire or other casualty.

ARTICLE 13

INTENTIONALLY DELETED

ARTICLE 14

CONDEMNATION

     If the whole or any material part of the Building or Property, other than a part which does not interfere with the maintenance or operation thereof, shall be taken or condemned by any competent authority for any public or quasi-public use or purpose or if any adjacent property or street shall be condemned or improved in such manner as to require the use of any part of the Premises or of the Building, other than a part which does not interfere with the maintenance or operation thereof, or a conveyance is made in lieu of such a taking, the Term, at the option of Landlord, shall end upon the date when the possession of the part so taken shall be vested in such authority. If the whole or any part of the Premises shall be taken or condemned by any competent authority for any public or quasi-public use or purpose or a conveyance is made in lieu of such a taking, the Term, at the option of Tenant, shall end upon the date when the possession of the part so taken shall be vested in such authority. Landlord shall be entitled to receive the entire award including all income, rents, any interest thereon and any other compensation for any taking or conveyance without any payment to Tenant, the Tenant hereby assigning to the Landlord the Tenant’s interest therein, if any, excluding any award Tenant shall be entitled to claim, prove and receive as a separate award in the condemnation proceeding for its relocation, leasehold improvements or trade fixtures. Current Rent shall be apportioned as of the date of vesting in such authority.

ARTICLE 15

WAIVER OF CLAIMS

     Tenant agrees that, to the extent not expressly prohibited by law, Landlord and its lenders, officers, agents, servants and employees shall not be liable for (nor shall Rent abate as a result of) any direct or consequential damage (including damage claimed for actual or constructive eviction) either to person or property sustained by Tenant, its subtenants, assigns, officers, servants, employees, agents, invitees or guests due to the Building or any part thereof or any appurtenances thereof becoming out of repair, or due to the happening of any accident in or about said Building, or due to any act or neglect of any tenant or occupant of said Building or of any other person. This provision shall apply particularly (but not exclusively) to damage caused by water, snow, frost, steam, sewage, gas, electricity, sewer gas or odors or by the bursting, leaking or dripping of pipes, faucets and plumbing fixtures and windows, and shall apply without distinction as to the person whose act or neglect was responsible for the damage and whether the damage was due to any of the causes specifically enumerated above or to some other cause of an entirely different kind. Tenant further agrees that all of Tenant’s personal property in the Premises or the Building shall be at the risk of Tenant only and that Landlord shall not be liable for any loss or damage thereto or theft thereof. Notwithstanding the foregoing, Landlord shall not hereby be exculpated from any liability arising from its or its agents’ gross negligence.

ARTICLE 16

NONWAIVER

     No waiver of any condition expressed in this Lease shall be implied by any neglect of Landlord to enforce any remedy on account of the violation of such condition if such violation be continued or repeated subsequently, and no express waiver shall affect any condition other than the one specified in such waiver and that one only for the time and in the manner specifically stated. No receipt of moneys by Landlord from Tenant after the termination in any way of the Term or of Tenant’s right of possession hereunder or after the giving of any notice shall reinstate, continue or extend the Term or affect any notice given to Tenant prior to the receipt of such moneys, it being agreed that after the service of notice or the commencement of a suit or after final judgment for possession of the Premises Landlord may receive and collect any Rent or other sums due, and such payment shall not waive or affect said notice, suit or judgment.

ARTICLE 17

WAIVER OF NOTICE

     Except as provided in Article 18 hereof, Tenant hereby expressly waives the service of any notice of intention to terminate this Lease or to re-enter the Premises and waives the service of any demand for payment of Rent or for possession and waives the service of any other notice or demand prescribed by any statute or other law.

ARTICLE 18

LANDLORD’S REMEDIES

     If (a) default shall be made in the payment of the Rent or any installment thereof or in the payment of any other sum required to be paid by Tenant under this Lease, or under the terms of any other agreement between Landlord and Tenant, and such default shall continue for ten (10) days after written notice to Tenant, or (b) if default shall be made in the full and prompt performance of any of the other covenants or conditions which Tenant is required to observe and perform and such default shall continue for thirty (30) days after written notice to Tenant or, if such default is not susceptible of cure within thirty (30) days, within such additional period as may be reasonable so long as Tenant is engaged in the diligent cure thereof, or (c) if the interest of Tenant in this Lease shall be levied on under execution or other legal process, or (d) if any petition shall be filed by or against Tenant to declare Tenant a bankrupt or to delay, reduce or modify Tenant’s debts or obligations, and, if filed against Tenant, is not dismissed within sixty (60) days, or (e) if any petition shall be filed or other action taken to reorganize or modify Tenant’s capital structure, if Tenant be a corporation or other entity, or (f) if Tenant be declared insolvent according to law or if any assignment of Tenant’s property shall be made for the benefit of creditors, or (g) if a receiver or trustee is appointed for

Tenant or its property, then Landlord may treat the occurrence of any one or more of the foregoing events as a breach of this Lease, and thereupon at its option may, without notice or demand of any kind to Tenant or any other person, but subject to the duty to mitigate its damages stated below, have any one or more of the following described remedies in addition to all other rights and remedies provided at law or in equity:

     (i) Landlord may terminate this Lease and the Term created hereby, in which event Landlord may forthwith repossess the Premises and be entitled to recover forthwith as damages a sum of money equal to the present value of the Rent provided to be paid by Tenant for the balance of the stated Term of the Lease, less the fair rental value of the Premises for said period, and any other sum of money and damages owed by Tenant to Landlord.

     (ii) Landlord may terminate Tenant’s right of possession and may repossess the Premises by forcible entry and detainer suit or otherwise, without demand or notice of any kind to Tenant and without terminating this Lease, in which event Landlord shall use its reasonable efforts to relet the Premises, for such amount of rent and upon such terms as shall be reasonably satisfactory to Landlord (including the right to relet the Premises for a lease term which is greater or lesser than that remaining under the Term of this Lease and the right to relet the Premises as a part of a larger area and the right to change the character or use made of the Premises). For the purpose of such reletting, Landlord is authorized to decorate or to make any repairs, changes, alterations or additions in or to the Premises that may be reasonably necessary. Landlord’s duty to mitigate its damages under this subparagraph (ii) shall be limited to a duty to attempt to relet the Premises by listing the Premises for lease with Grubb & Ellis (or similar type of commercial real estate broker familiar with similar properties in the area) pursuant to an agreement that imposes usual and customary marketing obligations on the listing broker within fifteen (15) days of Landlord’s actual knowledge of the Tenant’s default hereunder, and to continue to list the Premises for lease for a period of one hundred twenty (120) days thereafter. Failure of Landlord to lease the Premises prior to any other vacant space in the Building shall not be deemed a failure to mitigate under this subparagraph (ii). If (A) Landlord shall fail to relet the Premises within said one hundred twenty (120) day period or (B) the Premises are relet and a sufficient sum shall not be realized from such reletting after paying the expenses of the collection of the Rent to satisfy the Rent provided for in this Lease to be paid, then Tenant shall pay to Landlord as damages a sum equal to the amount of the Rent accrued and unpaid from the date of default until expiration of the Term or any Extension Term then in effect under the Lease, or, if the Premises have been relet, Tenant shall satisfy and pay any such deficiency upon demand therefor from time to time, and Tenant agrees that Landlord may file suit to recover any sums falling due under the terms of this paragraph and any other sums due under this Lease from time to time and that no suit or recovery of any portion due Landlord hereunder shall be any defense to any subsequent action brought for any amount not theretofore reduced to judgment in favor of Landlord.

     In the case of such termination of the Lease or Tenant’s right of possession, Tenant shall indemnify Landlord against all reasonable costs and expenses incurred in collecting amounts due from Tenant under this Lease (including reasonable attorneys’ fees, litigation expenses and the like) and recovering possession of the Premises.

     Tenant hereby waives trial by jury in any action or proceeding brought by, through or under Landlord, under or in connection with this Lease.

     Tenant hereby agrees that to the extent any of the foregoing notice periods provided for in this Article 18 and elsewhere in this Lease are greater than the notice periods required under the statutes of the State of Illinois, such greater notice periods as are provided for herein shall substitute for any such statutory notice periods, and any notices given pursuant to the terms hereof shall be deemed the notice required by any such statutes.

ARTICLE 19

SURRENDER OF POSSESSION

     (A) On or before the date this Lease and the Term hereby created terminates with respect to each of Premises A and Premises B, or on or before the date Tenant’s right of possession terminates, whether by lapse of time or at the option of Landlord pursuant to the terms and provisions of this Lease, Tenant shall:

     (i) restore the applicable portion of the Premises to reasonably good condition (except as otherwise provided hereinafter or in Article 11 of this Lease), ordinary wear and tear excepted, and remove those alterations, improvements or additions installed during the Term, whether installed by Landlord or Tenant, if such removal is required pursuant to Article 9 above;

     (ii) remove from the applicable portion of the Premises and the Building all of Tenant’s personal property; and

     (iii) surrender possession of the applicable portion of the Premises to Landlord in a clean condition free of all rubbish and debris.

Notwithstanding the foregoing, Tenant may remove any of the items listed in Schedule II to that certain Agreement for Purchase and Sale dated December 2, 2004 by and between Landlord and Tenant that are located in the Premises, and Tenant shall not be required to repair any damage caused by such removal, except that Tenant shall repair any damage to base building mechanical systems caused by such removal.

     (B) If Tenant shall fail or refuse to deliver the Premises in the above-described condition on or before the above-specified dates, Landlord may enter into and upon the applicable portion of the Premises and put such portion of the Premises in such condition and recover from Tenant Landlord’s cost of so doing. If Tenant shall fail or refuse to comply with Tenant’s duty to remove all personal property from the Premises and the Building on or before the above-specified dates, the parties hereto agree and stipulate that Landlord may enter into and upon the applicable portion of the Premises and may, at its election:

     (i) treat such failure or refusal as an offer by Tenant to transfer title to such personal property to Landlord, in which event title thereto shall thereupon pass under this

Lease as a bill of sale to and vest in Landlord absolutely without any cost either by set-off, credit allowance or otherwise, and Landlord may retain, remove, sell, donate, destroy, store, discard, or otherwise dispose of all or any part of said personal property in any manner that Landlord shall choose;

     (ii) treat such failure or refusal as conclusive evidence, on which Landlord or any third party shall be entitled absolutely to rely and act, that Tenant has forever abandoned such personal property, and without accepting title thereto, Landlord may, at Tenant’s expense, remove, store, destroy, discard or otherwise dispose of all or any part thereof in any manner that Landlord shall choose without incurring liability to Tenant or to any other person. In no event shall Landlord ever become or accept or be charged with the duties of a bailee (either voluntary or involuntary) of any personal property, and the failure of Tenant to remove all personal property from the Premises and the Building shall forever bar Tenant from bringing any action or from asserting any liability against Landlord with respect to any such property which Tenant fails to remove. If Tenant shall fail or refuse to surrender possession of the Premises to Landlord on or before the above-specified dates, Landlord may forthwith re-enter the Premises and repossess itself thereof as of its former estate and remove all persons and effects therefrom, using such force as may be necessary, without being guilty of any manner of trespass or forcible entry or detainer.

ARTICLE 20

HOLDING OVER

     Tenant shall pay to Landlord one hundred fifty percent (150%) of the Rent then applicable for each month or portion thereof Tenant shall retain possession of the Premises or any part thereof after the termination of this Lease as it pertains to such part of the Premises as Landlord’s sole damages remedy. The provisions of this Article shall not operate as a waiver by Landlord of any right of re-entry hereinbefore provided.

ARTICLE 21

COSTS, EXPENSES AND ATTORNEYS’ FEES

     In case Landlord shall, without fault on its part, be made a party to any litigation commenced by or against Tenant, then Tenant shall pay all reasonable costs, expenses and attorneys’ fees incurred or paid by Landlord in connection with such litigation. Tenant shall also pay all reasonable costs, expenses and attorneys’ fees that may be incurred or paid by Landlord in enforcing any of Tenant’s covenants and agreements in this Lease. In case Tenant shall, without fault on its part, be made a party to any litigation commenced by or against Landlord, then Landlord shall pay all reasonable costs, expenses and attorneys’ fees incurred or paid by Tenant in connection with such litigation. Landlord shall also pay all reasonable costs, expenses and attorneys’ fees that may be incurred or paid by Tenant in enforcing any of Landlord’s covenants and agreements in this Lease.

ARTICLE 22

COMPLIANCE WITH LAWS

     Tenant and Landlord shall operate the Premises and Building respectively in compliance with all applicable federal, state, and municipal laws, ordinances and regulations and shall not knowingly, directly or indirectly, make any use of the Premises or Building which is prohibited by any such laws, ordinances or regulations. Landlord agrees not to cause any rezoning or zoning variations to become effective during the Term which would render illegal Tenant’s permitted uses of the Premises.

ARTICLE 23

CERTAIN RIGHTS RESERVED BY LANDLORD

     Landlord shall have the following rights, exercisable without notice, except as set forth below, and without liability to Tenant for damage or injury to property, person or business and without effecting an eviction, constructive or actual, or disturbance of Tenant’s use or possession or giving rise to any claim for set-off or abatement of Rent, except that Landlord shall remain liable for its and its agents’ gross negligence:

     (a) To name the Building and to change the Building’s name or street address.

     (b) To install, affix and maintain any and all signs on the exterior and interior of the Building.

     (c) To designate and approve, prior to installation, all types of window shades, blinds, drapes, and other similar equipment, and to control all internal lighting that may be visible from the exterior of the Building.

     (d) On reasonable prior notice to Tenant, to show the Premises to (i) prospective tenants at reasonable hours and, if vacated, to decorate, remodel, repair or otherwise prepare the Premises for re-occupancy without affecting Tenant’s obligation to pay Rent, and (ii) others having a legitimate interest at any time during the Term of this Lease.

     (e) To retain at all times, and to use in appropriate instances, keys and combinations to all doors into the Premises. No locks or combinations shall be changed without the prior written consent of Landlord.

     (f) To decorate or to make repairs and/or replacement of windows, Building façade or any components of the Building envelope or other Building systems (in Landlord’s sole discretion) or any other repairs, alterations, additions, or improvements, whether structural or otherwise, in and about the Building, or any part thereof, and for such purposes to enter upon the Premises at reasonable times with prior written notice to Tenant, and, during the continuance of any of said work, to temporarily close doors, entryways, public space and corridors in the Building and to interrupt or temporarily suspend Building services and facilities, all without abatement of Rent or affecting any of Tenant’s obligations hereunder, so long as the Premises are reasonably accessible and useable.

     (g) To have and retain a paramount title to the Premises free and clear of any act of Tenant purporting to burden or encumber it.

     (h) To grant to anyone the exclusive right to conduct any business or render any service in or to the Building, provided such exclusive right shall not operate to exclude Tenant from the use expressly permitted herein.

     (i) To approve the weight, size and location of safes, filing systems and other heavy equipment and bulky articles in and about the Premises and the Building (so as not to overload the floors of the Premises), and to require all such items and furniture and similar items to be moved into and out of the Building and Premises only at such times and in such manner as Landlord shall direct in writing. Any damages done to the Building or Premises or to other tenants in the Building by taking in or putting out safes, furniture and other items, or from overloading the floor in any way, shall be paid by Tenant. Movements of Tenant’s property into or out of the Building and within the Building are entirety at the risk and responsibility of Tenant.

     (j) To construct additions to the Building in such locations as may be designated by Landlord from time to time. Landlord agrees that any such construction shall not prohibit or impair Tenant’s use of either Premises A or Premises B. Any newly constructed areas of the Building shall not be deemed part of either Premises A or Premises B hereunder.

     Landlord may enter upon the Premises and may exercise any or all of the foregoing rights hereby reserved without being deemed guilty of an eviction or disturbance of Tenant’s use or possession and without being liable in any manner to Tenant, except to the extent of any liability arising from Landlord’s or its agents’ gross negligence.

ARTICLE 24

ESTOPPEL

     Tenant agrees that from time to time upon not less than ten (10) business days’ prior request by Landlord, Tenant or Tenant’s duly authorized representative having knowledge of the following facts shall deliver to Landlord a statement in writing certifying (a) that this Lease is unmodified and in full force and effect (or if there have been modifications that the Lease as modified is in full force and effect); (b) the dates to which the Rent and other charges have been paid; (c) that neither Landlord, to the Tenant’s knowledge, nor Tenant is in default under any provision of this Lease, or, if in default, the nature thereof in detail; (d) that there are no offsets or defenses to the payment of Rent, additional charges or any other sums payable under this Lease or, if there are any such offsets or defenses, specifying such in detail; and (e) such further factual matters as may be reasonably requested by Landlord.

ARTICLE 25

RULES AND REGULATIONS

     Tenant agrees to observe the reservations to Landlord in Article 23 hereof and agrees, for itself, its employees, agents, servants, clients, customers, invitees, licensees and guests to observe and comply at all times with the rules and regulations set forth in Exhibit B attached hereto and made a part hereof, and with such reasonable modifications thereof and additions thereto as Landlord may from time-to-time make for the Building, and that failure to observe and comply with such reservations, rules and regulations shall constitute a default under this Lease.

     Landlord reserves the right to make such other and further reasonable rules and regulations as in Landlord’s judgment may from time to time be needful for the safety, care and cleanliness of the Building and Premises and for the preservation of good order therein. Nothing in this Lease contained shall be construed to impose upon Landlord any duty or obligation to enforce any such rules and regulations, or the terms, covenants and conditions of any other lease against any other tenant or any other persons, provided, however, that Landlord shall elect to enforce or not enforce such rules and regulations on a uniform basis, and Landlord shall not be liable to Tenant for violation of any such rules and regulations, or terms, covenants and conditions by any other tenant, its employees, agents, invitees, or by any other person.

ARTICLE 26

PARKING

     Landlord agrees to provide Tenant with reasonably sufficient parking spaces, including, without limitation, handicapped parking spaces, for Tenant’s employees, agents and invitees which shall in no event be less than the number of parking spaces required with respect to the Premises under applicable zoning ordinances.

ARTICLE 27

ASSIGNMENT AND SUBLETTING

     Tenant shall not, without the prior written consent of Landlord, which consent shall not be unreasonably withheld, delayed or conditioned, (i) assign, convey, mortgage, pledge or otherwise transfer this Lease, or any part thereof, or any interest hereunder; (ii) permit any assignment of this Lease, or any part thereof, by operation of law; (iii) sublet the Premises or any part thereof; or (iv) permit the use of the Premises, or any part thereof, by any parties other than Tenant, its agents and employees, provided, however, Tenant may assign this Lease in whole or in part to, sublet the Premises in whole or in part to and/or permit the use of the Premises in whole or in part by any affiliate of Tenant or any entity which provides services to employees of Tenant without the consent of Landlord.

     In the event Landlord’s consent is required hereunder, Tenant shall proceed as set forth in this paragraph. Tenant shall, by notice in writing, advise Landlord of its intention from, on and after a stated date (which shall not be less than thirty (30) days after date of Tenant’s notice), to assign this Lease, or any part thereof, or to sublet any part or all of the Premises for the balance or any part of the Term. Tenant’s notice shall include all of the terms of the proposed assignment or sublease (whether contained in such assignment or sublease or in separate agreements). Tenant’s notice shall state the name and address of the proposed assignee or subtenant and a true and complete copy of the proposed assignment or sublease and any and all other agreements relating thereto shall be delivered to Landlord with Tenant’s notice, accompanied by the financial statements for any proposed assignee. Landlord shall have thirty (30) days after receipt of all such information to approve or disapprove of such assignee, and shall notify Tenant of its approval or disapproval within such thirty (30) days.

     Any subletting or assignment hereunder shall not release or discharge Tenant of or from any liability, whether past, present or future, under this Lease, and Tenant shall continue fully liable thereunder. Any subtenant or assignee shall agree to comply with and be bound by all of the terms, covenants, conditions, provisions, rules and regulations and agreements of this Lease to the extent of the space sublet or assigned, and Tenant shall deliver to Landlord promptly after execution, an executed copy of each such sublease or assignment and an agreement of compliance by each such subtenant or assignee. Any sale, assignment, mortgage, transfer, or subletting of this Lease which is not in compliance with the provisions of this Article shall be of no effect and void.

     Notwithstanding anything to the contrary contained herein, Landlord may withhold consent to a sublease or assignment unless Landlord is provided with waivers from any brokers involved in such subleasing or assignment of all lien rights of any such brokers under Illinois law, including but not limited to the Commercial Real Estate Broker Lien Act. Landlord also may withhold consent to a sublease or assignment if the proposed assignee or sublessee or its business is subject to compliance with additional requirements of any law (including related regulations) beyond those requirements which are applicable to Tenant on or prior to the said assignment or sublease unless the proposed assignee or sublessee shall:

     (a) first deliver plans and specifications for complying with such additional requirements and obtain Landlord’s consent thereto, and

     (b) comply with all Landlord’s reasonable conditions therefor or contained in such consent.

ARTICLE 28

NOTICE

     All notices, demands, approvals and consents which may or are required to be given by one party to the other under this Lease shall be in writing and shall be delivered personally or by a nationally-recognized air courier service or mailed by United States certified or registered mail, postage prepaid, (a) if for the Tenant addressed to:

William H. Kopp
Panasonic Corporation of North America
One Panasonic Way
Panazip: 3D-9
Secaucus, New Jersey 07094

with copies to:

General Counsel
Panasonic Corporation of North America
One Panasonic Way
Panazip: 3B-6
Secaucus, New Jersey 07094

And

Steven N. Zaris
McCarthy Duffy
180 North LaSalle Street
Suite 1400
Chicago, Illinois 60601

or (b) if for the landlord addressed to:

Michael A. Valentine
John B. Sanfilippo & Son, Inc.
2299 Busse Road
Elk Grove Village, Illinois 60007

with a copy to:

Jeffrey J. Stahl, Esq.
Paul G. Hull, Esq.
Stahl Cowen Crowley, LLC
55 West Monroe Street, Suite 500
Chicago, IL 60603

or at such other place as Landlord or Tenant may from time to time designate by notice to the other. Notices shall be deemed given upon receipt of delivery or refusal of such receipt.

ARTICLE 29

DEFAULT UNDER OTHER LEASE

     Any default under this Lease shall automatically constitute a default under any other lease made by Tenant, or any of its assignees, affiliates, subtenants of any other space within the Building or on any other part of the Property, including, but not limited to, the lease of space in the office building located on the Property, without requirement of further notice under any such other lease. If the term of any other lease made by Tenant for any premises in the Building or under any other lease affecting the Property shall be terminated after the making of this Lease because of any default by Tenant under such other lease, Landlord, at its option, may terminate this Lease by written notice to Tenant.

ARTICLE 30

CONVEYANCE BY LANDLORD

     In case Landlord or any successor owner of the Property or the Building shall convey or otherwise dispose of any portion thereof to another person, such other person shall in its own name thereupon be and become Landlord hereunder and shall assume fully in writing and be liable upon all liabilities and obligations of this Lease to be performed by Landlord which first arise after the date of conveyance, and such original Landlord or successor owner shall, from and after the date of conveyance, be free of all liabilities and obligations not then incurred.

ARTICLE 31

SUBORDINATION OF LEASE

     The rights of the Tenant under this Lease shall be and are subject and subordinate at all times to all ground leases and underlying leases, if any, now or hereafter in force against the Property, and to the lien of any mortgages or deeds of trust now or hereafter in force against such leases, the Property or the Building, or all of them, and to all advances made or hereafter to be made upon the security thereof, and to all renewals, modifications, amendments, consolidations, replacements and extensions thereof, provided that the holders thereof agree to recognize Tenant’s rights hereunder so long as Tenant is not in default. This Article is self-operative and no further instrument of subordination shall be required. Any mortgagee or beneficiary under a deed of trust may, however, elect to have this Lease be superior to its mortgage or deed of trust. At Landlord’s request, Tenant shall execute a document in recordable form confirming that this Lease is subordinate (or at the mortgagee’s or beneficiary’s election, superior) to any mortgage or deed of trust, subject to a non-disturbance provision as described above. Tenant, at the option of any mortgagee or beneficiary under a deed of trust, agrees to attorn to such mortgagee or beneficiary in the event of a foreclosure sale or deed in lieu thereof.

ARTICLE 32

BROKERS

     Tenant represents and warrants to Landlord that neither it nor its officers or agents nor anyone acting on its behalf has dealt with any real estate broker other than Paine Wetzel Associates, Inc. in the negotiation or making of this Lease, and Tenant agrees to indemnify and hold harmless Landlord from the claim or claims of Paine Wetzel Associates, Inc., or any other broker or brokers claiming to have interested Tenant in the Building or Premises or claiming to have caused Tenant to enter into this Lease. Landlord represents and warrants to Tenant that neither it nor its officers or agents nor anyone acting on its behalf has dealt with any real estate broker other than Grubb & Ellis, Inc. in the negotiation or making of this Lease, and Landlord agrees to indemnify and hold harmless Tenant from the claim or claims of Grubb & Ellis, Inc., or any other broker or brokers claiming to have caused Landlord to enter into this Lease.

ARTICLE 33

INTENTIONALLY DELETED

ARTICLE 34

MISCELLANEOUS

     Landlord and Tenant further covenant with each other that:

     (a) All rights and remedies of Landlord under this Lease shall be cumulative and none shall exclude any other rights and remedies allowed by law.

     (b) All payments becoming due under this Lease or under any work order or other agreement relating to the Premises shall be considered as rent, and if unpaid when due shall bear interest from such date until paid at the rate of two percent (2%) per annum in excess of the corporate base rate in effect from time to time at Bank One, Illinois, N.A. (unless a lesser rate shall then be the maximum rate permissible by law with respect thereto, in which event such lesser rate shall be charged).

     (c) The word “Tenant” wherever used herein shall be construed to mean Tenants in all cases where there is more than one Tenant, and the necessary grammatical changes required to make the provisions hereof apply either to corporations or individuals, men or women, shall in all cases be assumed as though in each case fully expressed.

     (d) Each of the provisions of this Lease shall extend to and shall, as the case may require, bind or inure to the benefit, not only of Landlord and of Tenant, but also of their respective heirs, legal representatives, successors and assigns, provided this clause shall not permit any assignment contrary to the provisions of Article 27 hereof.

     (e) All of the representations and obligations of Landlord are contained herein, and no modification, waiver or amendment of this Lease or of any of its conditions or provisions shall be binding upon the Landlord unless in writing signed by Landlord or by a duly authorized agent of Landlord empowered by a written authority signed by Landlord.

     (f) Submission of this instrument for examination shall not bind Landlord in any manner, and no lease or obligation on Landlord shall arise until this instrument is signed and delivered by Landlord and Tenant.

     (g) No rights to light or air over any property, whether belonging to Landlord or any other person, are granted to Tenant by this Lease.

     (h) Sectional headings in this Lease are solely for convenience of reference and shall not in any way limit or amplify the terms and provisions hereof.

     (i) The laws of the State of Illinois shall govern the validity, performance and enforcement of this Lease. The invalidity or unenforceability of any provision of this Lease shall not offset or impair any other provision. If any provision of this Lease is capable of two constructions, one of which would render the provision invalid and the other of which would make the provision valid, then the provision shall have the meaning which renders it valid.

     (j) Landlord’s title is and always shall be paramount to the title of Tenant. Nothing herein contained shall empower Tenant to commit or engage in any act which can, shall or may encumber the title of Landlord.

     (k) Neither this Lease, nor any memorandum, affidavit or other writing with respect thereto, shall be recorded by Tenant or by anyone acting through, under or on behalf of Tenant, and the recording thereof in violation of this provision shall make this Lease null and void at Landlord’s election.

     (l) Nothing contained in this Lease shall be deemed or construed by the parties hereto or by any third party to create the relationship of principal and agent, partnership, joint venture or any association between Landlord and Tenant, it being expressly understood and agreed that neither the method of computation of Rent nor any act of the parties hereto shall be deemed to create any relationship between Landlord and Tenant other than the relationship of landlord and tenant.

     (m) Landlord shall have the right to apply payments received from Tenant pursuant to this Lease (regardless of Tenant’s designation of such payments) to satisfy any obligations of Tenant hereunder, in such order and amounts, as Landlord in its sole discretion, may elect.

     (n) All indemnities, covenants and agreements of Tenant contained herein which inure to the benefit of Landlord shall be construed to also inure to the benefit of Landlord’s partners, officers, agents and employees.

     (o) If Landlord or Tenant fails to perform any of its obligations hereunder, and such failure is due in whole or in part to any strike, lockout, labor trouble, civil disorder, failure of power, restrictive governmental laws and regulations, riots, insurrections, war, fuel shortages, accidents, casualties, acts of God, acts caused directly or indirectly by the other party hereto (or its agents, employees, contractors, licensees or invitees) or any other cause beyond the reasonable control of Landlord or Tenant, as the case may be, then such party shall not be deemed in default under this Lease as a result of such failure and the time for performance by it provided for herein shall be extended by the period of delay resulting from such cause.

     (p) Landlord and Tenant each shall and hereby does waive trial by jury in any action, proceeding or counterclaim brought by Landlord against Tenant or by Tenant against Landlord on any matters whatsoever arising out of or in any way connected with this Lease, the relationship of Landlord and Tenant, Tenant’s use or occupancy of the Premises or any claim of injury or damage.

     (q) Landlord agrees that no consent of Landlord required under this Lease or the rules and regulations now or hereafter applicable to Tenant shall be unreasonably withheld, delayed or conditioned.

ARTICLE 35

EXCULPATION

     Any obligation of Landlord, or its agent, under or with respect to this Lease or the Building shall be enforceable only against and payable out of Landlord’s interest in the Building and Property, and Tenant hereby agrees that neither Tenant nor any other person shall have or may assert any right, recourse or remedy to or against Landlord or its agent or any assets of Landlord, except to the extent of their respective interests in the Building and the Property; and no officer, shareholder, director, employee, partner, trustee or beneficiary of Landlord or its agent assumes or shall have any personal liability of any kind whatsoever hereunder.

ARTICLE 36

LATE PAYMENT

     Tenant hereby acknowledges that late payment by Tenant to Landlord of Rent and other sums due hereunder will cause Landlord to incur costs not contemplated by this Lease, the exact number of which will be extremely difficult to ascertain. Such costs include, but are not limited to processing and accounting charges, and late charges which may be imposed on Landlord by the terms of any mortgage or deed of trust covering the Premises. Accordingly, if any installment of Rent or any other sum due from Tenant hereunder shall not be received by Landlord or Landlord’s designee within ten (10) days after such amount shall be due, Tenant shall pay to Landlord a monthly late charge equal to five percent (5%) of such overdue amount or the maximum allowed by Law, whichever is less. The parties hereby agree that such late charge represents a fair and reasonable estimate of the costs Landlord will incur by reason of late payment by Tenant. Acceptance of such late charge by Landlord shall in no event constitute waiver of Tenant’s default with respect to such overdue amount, nor prevent Landlord from exercising any of the other rights and remedies granted hereunder.

ARTICLE 37

COVENANT OF QUIET ENJOYMENT

     Landlord agrees that Tenant, on paying the Rent and other payments herein reserved and on keeping, observing and performing all of the other terms, covenants, conditions, provisions and agreements herein contained on the part of Tenant to be kept, observed and performed, shall, during the Term of this Lease, peaceably and quietly have, hold and enjoy the Premises subject to the terms, covenants, conditions, provisions and agreements hereof, free from hindrance by Landlord or any other person claiming by, through, or under Landlord.

     IN WITNESS WHEREOF, the parties hereto have executed this Lease as of the date first set forth above.

LANDLORD:

JOHN B. SANFILIPPO & SON, INC., a Delaware corporation

Name:	/s/ JEFFREY T. SANFILIPPO

Jeffrey T. Sanfilippo, Executive Vice President

TENANT:

PANASONIC CORPORATION OF NORTH AMERICA, a Delaware corporation

Name:	/s/ FUJIO TSUJI

Fujio Tsuji, Executive Vice President and
Chief Financial Officer

EXHIBIT A

PLAN OF PREMISES

1701 - 1703 OFFICE/WAREHOUSE
50,400
Square
Feet
PDSC -
14,994
Square
Feet
PFA
Warehouse
21,576
Square
Feet
Nonvance
Space -
24,000
Square
Feet
Nonvance
Warehouse
Square
Feet
Welcome
1701 Truck Holding Lot
Premises B
Premises A

SPACE A
SHARED

EXHIBIT B

Rules and Regulations

     To the extent that there is any inconsistency between the provisions of the Lease and these Rules and Regulations, the provisions of the Lease shall control.

     (1) The sidewalks, halls, passages, exits, entrances, elevators and stairways of the Building shall not be obstructed by any of the tenants or used by them for any purpose other than for ingress to and egress from their respective premises. The halls, passages, exits, entrances, elevators and stairways are not for the general public, and Landlord shall in all cases retain the right to control and prevent access thereto of all persons whose presence in the reasonable judgment of Landlord would be prejudicial to the safety, character, reputation and interests of the Building and its Tenants. No Tenant and no employee or invitee of any Tenant shall go upon the roof of the Building without the prior written consent of Landlord.

     (2) No sign, placard, picture, name, advertisement or notice, visible from the exterior of any Tenant’s premises shall be inscribed, painted, affixed or otherwise displayed by any Tenant on any part of the Building without the prior written consent of Landlord, which consent will not be unreasonably withheld, except as set forth in the Lease. Landlord will adopt and furnish to Tenant general guidelines relating to signs inside the Building on the office floors. Tenant agrees to conform to such guidelines, but may request approval of Landlord for modifications, which approval will not be unreasonably withheld. All approved signs or lettering on doors shall be printed, painted, affixed or inscribed at the expense of the Tenant by a person approved by Landlord, which approval will not be unreasonably withheld. Material visible from outside the Building will not be permitted.

     (3) Tenant shall not allow a fire or bankruptcy sale or any auction to be held on the premises or allow the premises to be used for the storage of merchandise held for sale to the general public.

     (4) No Tenant shall allow the premises to be used for lodging, nor shall cooking be done or permitted by any Tenant on the premises, except the use by the Tenant of Underwriters’ Laboratory approved equipment for brewing coffee, tea, hot chocolate and similar beverages and vending machines and microwave ovens for use by Tenant’s employees and personnel shall be permitted, provided that such use is in accordance with all applicable federal, state and city laws, codes, ordinances, rules and regulations.

     (5) No Tenant shall alter any lock or install a new or additional lock or any bolt on any door of its premises without the prior written consent of Landlord. Tenant shall in each case furnish Landlord with a key for any such lock. Each Tenant, upon the termination of its tenancy, shall deliver to Landlord all keys and combinations to doors in the Building which shall have been furnished to Tenant.

     (6) Landlord shall designate how all office equipment, furniture, appliances and other large objects or property (“Equipment”) shall be moved in and/or out of the Building. Heavy objects shall, if requested by Landlord, stand on wood strips of such thickness as is necessary to properly distribute the weight. Landlord will not be responsible for loss of or damage to any such Equipment from any cause, and all damage done to the Building by moving or maintaining such Equipment shall be repaired at the expense of Tenant.

     (7) No Tenant shall use or keep in the premises of the Building any kerosene, gasoline or inflammable or combustible fluid or material or use any method of heating or air conditioning other than that supplied by Landlord, without Landlord’s prior written approval. No Tenant shall use or keep or permit to be used or kept any foul obnoxious gas or substances in the premises, or permit or suffer the premises to be occupied or used in a manner unreasonably offensive or objectionable to Landlord or to other occupants of the Building by reason of noise, odors, or vibrations, or unreasonably interfere in any way with other tenants or those having business therein.

     (8) Landlord shall have the right, exercisable with 30 day advance written notice and without liability to any Tenant, to change the name and street address of the Building.

     (9) Landlord reserves the right to exclude from the Building any person who, in Landlord’s reasonable opinion, has no legitimate business in the Building. Landlord shall in no case be liable for damages for any error with regard to the admission to or exclusion from the Building of any person. In the case of invasion, mob, riot, public excitement or other circumstances rendering such action advisable in Landlord’s opinion, Landlord reserves the right to prevent access to the Building during the continuance of the same by such action as Landlord may deem appropriate, including closing doors.

     (10) No curtains, draperies, blinds, shutters, shades, screens or other coverings, hangings or decorations shall be attached to, hung or placed in, or used in connection with any window of the Building without the prior written consent of Landlord, and such items shall be installed as instructed by Landlord.

     (11) Each Tenant shall see that the doors of its premises are closed and locked and that all water faucets, water apparatus and utilities are shut off before Tenant or Tenant’s employees leave the premises, so as to prevent waste or damage, and for any default or carelessness in this regard Tenant shall made good all injuries sustained by other tenants or occupants of the Building or Landlord. All Tenants shall keep the doors to the Building corridors closed at all times except for ingress and egress.

     (12) The toilet rooms, toilets, urinals, wash basins and other apparatus shall not be used for any purpose other than that for which they were constructed, no foreign substance of any kind whatsoever shall be thrown therein and the expense of any breakage, stoppage or damage resulting from the violation of this rule shall be borne by the Tenant who, or whose employees or invitees, shall have caused it.

     (13) Except with the prior written consent of Landlord, no Tenant shall sell, or permit the sale at retail, of newspapers, magazines, periodicals, theatre tickets or any other goods or merchandise to the general public in or on the premises, nor shall any Tenant carry on, or permit or allow any employee or other person to carry on, the business of stenography, typewriting or any similar business in or from the premises for the service or accommodation of occupants of any other portion of the Building, nor shall the premises of any Tenant be used for manufacturing of any kind, or any business or activity other than that specifically provided for in such Tenant’s lease.

     (14) No Tenant shall install any radio or television antenna, loudspeaker, or other device on the roof or exterior walls of the Building, without Landlord’s prior written consent.

     (15) Each Tenant shall store all its trash and garbage within its premises. No material shall be placed on the trash boxes, receptacles or common areas if such material is of such nature that it may not be disposed of in the ordinary and customary manner of removing and disposing of trash and garbage in the Elgin area, without being in violation of any law or ordinance governing such disposal. All garbage and refuse disposal shall be made only through entryways and elevators provided for such purposes and at such times as Landlord shall designate.

     (16) Canvassing, soliciting, distribution of handbills, or any other written material peddling in the Building are prohibited, and each Tenant shall cooperate to prevent the same.

     (17) Tenant agrees to abide by all governmental rules and regulations pertaining to thermostatic control of the temperature on the Premises. Air conditioning services shall be provided per the Lease.

     (18) Tenant agrees not to allow or keep any animals or pets of any kind on the premises, except those seeing-eye dogs which are for the direct purpose of aiding and assisting the visually impaired.

     (19) The requirements of the Tenants will be attended to only upon application by telephone, in person or in writing at the office of Landlord.

     (20) These Rules and Regulations are in addition to, and shall not be construed to in any way modify or amend, in whole or in part, the terms, covenants, agreements and conditions of any lease of premises in the Building.

     (21) Landlord reserves the right to make such other and reasonable rules and regulations as in its judgment may from time to time be needed for the safety, care and cleanliness of the Building, and for the preservation of good order therein.

     (22) Landlord reserves the right to charge tenants and other occupants of the Building a reasonable fee for services or work performed for less than all tenants of the Building.